Exhibit 99.1

sesen bio

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/SESN** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-221-8259** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
	To participate in the virtual Special Meeting of Stockholders, go to www.proxydocs.com/SESN

Sesen Bio, Inc.

Special Meeting of Stockholders

For Stockholders of record as of January 17, 2023

TIME: Thursday, March 2, 2023 10:00 AM, Eastern Time

PLACE: Special Meeting to be held via live webcast - please visit www.proxydocs.com/SESN for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Thomas R. Cannell, D.V.M. (President and CEO) and Mark R. Sullivan (General Counsel, Chief Compliance Officer and Corporate Secretary), (collectively the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Sesen Bio, Inc. which the undersigned is entitled to vote at the special meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the special meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Sesen Bio, Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN	
1.	To consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(a) and (b), the issuance of shares of Sesen Bio common stock, $0.001 par value per share, or Sesen Bio common stock, to stockholders of Carisma pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 20, 2022, as amended by the First Amendment thereto, dated December 29, 2022, by and among Sesen Bio, Merger Sub and Carisma, copies of which are attached as Annex A-1 and Annex A-2, respectively, to the accompanying proxy statement/prospectus, and the change of control of Sesen Bio resulting from the merger;	☐	☐	☐	**FOR**
2.	To consider and vote upon a proposal to approve an amendment to the restated certificate of incorporation of Sesen Bio, as amended, to (a) effect a reverse stock split of the issued and outstanding shares of Sesen Bio common stock, at a ratio of 1-for-20, with such implementation and timing of the reverse stock split to be determined in the discretion of the Sesen Bio board of directors and as agreed to by Carisma at or prior to the closing of the merger, or in the sole discretion of the Sesen Bio board of directors if Proposal No. 1 is not approved, and (b) if and when the reverse stock split is effected, reduce the number of authorized shares of Sesen Bio common stock to 100,000,000, in the form attached as Annex G to the accompanying proxy statement/prospectus;	☐	☐	☐	**FOR**
3.	To consider and vote upon a proposal to approve an amendment and restatement of the Sesen Bio, Inc. 2014 Stock Incentive Plan, as amended, or the 2014 Incentive Plan, to, among other things, (a) increase the number of shares of Sesen Bio common stock reserved for issuance under the 2014 Incentive Plan, and (b) extend the term of the 2014 Incentive Plan to the tenth (10th) anniversary of the closing of the merger;	☐	☐	☐	**FOR**
4.	To consider and vote upon a proposal to approve an amendment to the Sesen Bio, Inc. 2014 Employee Stock Purchase Plan, as amended, or the 2014 ESPP, to increase the number of shares of Sesen Bio common stock reserved for issuance under the 2014 ESPP to 6,568,655 shares of Sesen Bio common stock; and	☐	☐	☐	**FOR**
5.	To consider and vote upon a proposal to approve an adjournment of the Sesen Bio special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2	☐	☐	☐	**FOR**

To participate in the virtual Special Meeting of Stockholders, go to www.proxydocs.com/SESN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________